Exhibit 10.22

SECURITY AGREEMENT

This Security Agreement is made as of the 26th day of April, 2007.

By:	TULLY’S COFFEE CORPORATION
3100 AIRPORT WAY SOUTH
SEATTLE, WA 98134
(the “Debtor”)
in favor of	BENAROYA CAPITAL COMPANY, L.L.C.
1100 OLIVE WAY, SUITE 1700
SEATTLE, WA 98101
(the “Secured Party”)

I. Security

1.1	For value received, the Debtor grants and creates the security constituted by this Security Agreement and agrees to the terms, covenants, agreements, conditions, provisos and other matters set out in this Security Agreement.

1.2	As general and continuing security for the Obligations (defined in clause 2.1 hereof), the Debtor hereby grants to the Secured Party a security interest in all presently owned and hereafter acquired personal property of the Debtor of whatsoever nature and kind and wheresoever situate and all proceeds thereof and therefrom, including Cash Proceeds and Proceeds, renewals thereof, Accessions thereto and substitutions therefor (all of which are herein collectively called the “Collateral”), including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title and interest of the Debtor in and to all Accounts, Goods (including all accessories, attachments, additions and Accessions thereto) Chattel Paper, Deposit accounts, Documents (whether negotiable or not), Instruments, Intangibles and General Intangibles, Investment Property, Money, Securities and Software, and all:

(a)	Inventory of whatsoever nature and kind and wheresoever situate;

(b)	Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, tools, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature and kind;

(c)	book accounts and book debts and all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured, including letters of guarantee and advices of credit which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (all of which are herein collectively called the “Debts”);

(d)	deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;

(e)	contractual rights and insurance claims and all goodwill, patents, trademarks, copyrights and other intellectual or industrial property;

(f)	monies other than trust monies lawfully belonging to others;

(g)	right, title and interest of the Debtor in and to leasehold property; and

(h)	goodwill of the Debtor.

1.3	In this Security Agreement:

1.3.1	any reference to “Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith shall be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more corporations;

1.3.2	any reference to “Northrim Encumbrances” shall mean the indebtedness or claims arising under, or relating to, the Contract of Sale and Security Agreement between Debtor and Northrim Funding Services dated as of November 16, 2006;

1.3.3	any reference to “Note” shall mean that certain senior subordinated note made by Debtor to Secured Party of even date herewith;

1.3.4	any reference to “Permitted Senior Encumbrances” shall mean the Northrim Encumbrances and those encumbrances listed and described on Schedule A hereto.

1.3.5	any reference to “Security Agreement” shall, unless the context otherwise requires, be deemed a reference to this Security Agreement as amended from time to time by written agreement together with any schedules attached hereto pursuant to the provisions hereof;

1.3.6	any reference to “UCC” shall mean the Uniform Commercial Code of the State of Washington as amended from time to time, including any amendments thereto and any Act substituted therefor and amendments thereto;

1.3.7	any reference to “Warrant” shall mean that certain warrant issued by Debtor to Secured Party pursuant to the Note; and

1.3.8	the terms “Goods”, “Chattel Paper”, “Documents”, “Equipment”, “Accounts” “Consumer Goods”, “Instruments”, “Intangibles”, “General Intangibles”, “Investment Property”, “Securities”, “Proceeds”, “Inventory”, “Software”, “Deposit accounts” and “Accessions” and other words and expressions which have been defined in the UCC shall be interpreted in accordance with their respective meanings given in the UCC (either in the singular or plural thereof), as the context requires unless otherwise defined herein or unless the context otherwise requires.

II. Obligations Secured

2.1	The security constituted by this Security Agreement is general and continuing security for payment, performance and satisfaction of each and every obligation, indebtedness and liability of the Debtor to the Secured Party under the Note (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, and whether the Debtor be bound alone or with another or others and whether as principal or surety (all of which obligations, indebtedness and liabilities are herein collectively called the “Obligations”).

2.2	This Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security or securities which the Secured Party may now or from time to time hold or take from the Debtor or from any other person whosoever.

III. Representations and Warranties of Debtor

3.1	The Debtor represents and warrants that:

3.1.1	this Security Agreement has been authorized, executed and delivered in accordance with resolutions of the directors of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, the creation of the security constituted hereby and the performance of the Debtor’s obligations hereunder legal, valid and binding;

3.1.2	the Collateral is genuine and is owned by the Debtor free of all security interests, mortgages, liens, claims, charges and other encumbrances (herein collectively called “Encumbrances”), save for the security constituted by this Security Agreement and the Permitted Senior Encumbrances; and

3.1.3	the Debtor has good and lawful authority to create the security in the Collateral constituted by this Security Agreement.

IV. Covenants of the Debtor

4.1	The Debtor covenants and agrees that at all times while this Security Agreement remains in effect the Debtor will:

4.1.1	defend the Collateral for the benefit of the Secured Party against the claims and demands of all other persons;

4.1.2	not, without the prior written consent of the Secured Party create or permit to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this Security Agreement, save for (i) Permitted Senior Encumbrances and (ii) Encumbrances approved in writing by the Secured Party prior to creation or assumption;

4.1.3	fully and effectively maintain and keep maintained valid and effective the security constituted by this Security Agreement;

4.1.4	notify the Secured Party promptly of:

(a)	any change in the Debtor’s name, jurisdiction of organization or legal form; and

(b)	any material loss or damage to the Collateral not covered by insurance;

4.1.5	keep the Collateral generally in good order, condition and repair and not use any material amount of the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

4.1.6	carry on and conduct the business of the Debtor in a commercially reasonable manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor’s business as well as accurate and complete records concerning the Collateral and, at the Secured Party’s request, mark any and all such records and the Collateral so as to indicate the security constituted by this Security Agreement;

4.1.7	forthwith pay when due:

(a)	all obligations to its employees and all obligations to others which relate to its employees when due, including, without limitation, all taxes, duties, levies, government fees, claims and dues related to its employees;

(b)	all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Secured Party may require; and

(c)	all Encumbrances which rank or could in any event rank in priority to or pari passu with the security constituted by this Security Agreement, including the Permitted Senior Encumbrances;

4.1.8	Debtor, at its own cost and expense, will keep all of the Collateral comprising insurable property continuously insured in such amounts, with such responsible and reputable insurance companies or associations, against such risks, and in such form, as are generally consistent with the Debtor’s insurance policies in effect on the date hereof or as otherwise reasonably satisfactory to Secured Party. Promptly following the occurrence of any loss of, or damage to, any material part of the Collateral comprising insurable property, Debtor will give to Secured Party notice of such loss or damage;

4.1.9	forthwith pay when due all reasonable costs, charges, expenses and legal fees and disbursements which may be incurred by the Secured Party in:

(a)	inspecting the Collateral upon or after the occurrence of an Event of Default;

(b)	taking, recovering, keeping possession of and insuring the Collateral upon or after the occurrence of an Event of Default; and

(c)	all other actions and proceedings taken in connection with the preservation of the Collateral under the terms of this Security Agreement and the confirmation, perfection and enforcement of this Security Agreement; and

4.1.10	at the Secured Party’s request at any time and from time to time execute and deliver such further and other documents and instruments and do all other acts and things as the Secured Party reasonably requires in order to give effect to this Security Agreement or to confirm and perfect, and maintain perfection of, the security constituted by this Security Agreement in favor of the Secured Party.

V. Payments and Proceeds

5.1	Subject to the rights of the holders of the Permitted Senior Encumbrances, after default under this Security Agreement, the Secured Party may notify all or any debtors on any Account (“Account Debtors”) of the security constituted by this Security Agreement and may also direct such Account Debtors to make all payments on the Collateral to the Secured Party.

VI. Secured Party Actions

6.1	The Debtor hereby authorizes the Secured Party to file such financing statements and other documents and do such acts, matters and things, consistent with the terms and conditions of this Security Agreement, as the Secured Party may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the Collateral and to realize upon the security constituted hereby. The Debtor hereby irrevocably constitutes and appoints the Secured Party the true and lawful attorney of the Debtor, with full power of substitution to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient by the Secured Party following the occurrence and during the continuation of an event of default under this Security Agreement.

6.2	If the Debtor fails to perform any of its Obligations hereunder, the Secured Party may, after written notice to Debtor, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any reasonable costs, charges, expenses and legal fees and disbursements incurred in connection therewith shall be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favor of the Secured Party prior to all claims subsequent to this Security Agreement.

VII. Default

7.1	The Debtor shall be in default under this Security Agreement, unless otherwise agreed in writing by the Secured Party, upon the occurrence of any of the following events:

7.1.1	the Debtor defaults in payment when due, after the expiration of any applicable grace periods, of any of the Obligations which are indebtedness or liabilities or the Debtor fails to perform or satisfy any other of the Obligations; or

7.1.2	the Debtor is in breach of any written term, condition, proviso, agreement or covenant to the Secured Party contained in the Note, the Warrant or this Security Agreement, or any representation or warranty given by the Debtor to the Secured Party in connection with the Note, the Warrant or this Security Agreement is untrue; or

7.1.3	the Debtor makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy Code or similar legislation in any jurisdiction; or

7.1.4	there is instituted by or against the Debtor, and not dismissed within 90 days thereof, any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Debtor; or

7.1.5	the Debtor ceases or an officer of Debtor with apparent authority to bind Debtor threatens to Secured Party or any holder of a Permitted Senior Encumbrance to cease to carry on business or makes or agrees to make a bulk sale of assets or commits or an officer of Debtor with apparent authority to bind Debtor threatens to Secured Party or any holder of a Permitted Senior Encumbrance to commit an act of bankruptcy; or

7.1.6	a receiver, receiver and manager or receiver-manager of all or any material part of the Collateral or of any other material property, assets or undertakings of the Debtor is appointed; or

7.1.7	any execution, sequestration, extent or other process of any court materially adversely affecting the Collateral becomes enforceable against the Debtor or a distress or analogous process is levied upon the Collateral or any material part thereof; or

7.1.8	an order is made or an effective resolution is passed for winding-up the Debtor; or

7.1.9	without the prior written consent of the Secured Party, the Debtor creates or permits to exist any Encumbrance against any of the Collateral (other than any of the Permitted Senior Encumbrances) which ranks or could in any event rank in priority to or par passu with the security constituted by this Security Agreement; or

7.1.10	the holder of any Encumbrance against any of the Collateral (other than the holder of any Permitted Senior Encumbrance) does anything to enforce or realize on such Encumbrance.

VIII. Enforcement

8.1	Upon any default under this Security Agreement, the Secured Party may declare any or all of the Obligations to become immediately due and payable.

8.2	Upon default under this Security Agreement, the security hereby constituted will immediately become enforceable.

8.3	To enforce and realize on the security constituted by this Security Agreement, the Secured Party may take any action permitted by law or in equity as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Secured Party may do any one or more of the following:

8.3.1	appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the “Receiver”) of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;

8.3.2	enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

8.3.3	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

8.3.4	sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

8.3.5	exercise all of the rights and remedies of a secured party under the UCC.

8.4	A Receiver appointed pursuant to this Security Agreement shall be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Secured Party hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security on any of the Collateral, any such security may rank in priority to or pari passu with or behind the security constituted by this Security Agreement, and if it does not so specify such security shall rank in priority to the security constituted by this Security Agreement.

8.5	Subject to applicable law and the claims, if any, of the holders of any Permitted Senior Encumbrances, all amounts realized from the disposition of the Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its sole discretion, may direct as follows:

Firstly:	in or toward payment of all costs, charges and expenses, including legal fees and disbursements incurred by the Secured Party in connection with or incidental to:

(a)	the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

(b)	the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to the Receiver pursuant to this Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

Secondly:	in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations;

Thirdly:	in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations; and

Fourthly:	any surplus will be paid to the Debtor.

IX. Deficiency

9.1	If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full to the Secured Party, the Debtor will immediately pay to the Secured Party the amount of such deficiency.

X. Rights Cumulative

10.1	All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law or in equity or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

XI. Appointment of Attorney

11.1	The Debtor hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, checks, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute under the terms and conditions of this Security Agreement and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement, in and such case after the occurrence and during the continuation of an event of default under this Security Agreement.

XII. Waiver

12.1	No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

XIII. Assignment

13.1	The Secured Party may, without further notice to the Debtor, at any time mortgage, charge, assign, transfer or grant a security interest in this Security Agreement and the security constituted hereby.

13.2	The Debtor expressly agrees that the assignee, transferee or secured party of the Secured Party, as the case may be, shall have all of the Secured Party’s rights and remedies under this Security Agreement.

XIV. Satisfaction and Discharge

14.1	The Debtor shall be entitled to a release and discharge of the security constituted by this Security Agreement upon full payment, by the Debtor and payment to the Secured Party of all costs, charges, expenses and legal fees and disbursements incurred by the Secured Party in connection with the Obligations and such release and discharge.

XV. No Merger

15.1	This Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security in any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever.

15.2	The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the terms, conditions, covenants, agreements or provisos contained in this Security Agreement.

15.3	The release and discharge of the security constituted by this Security Agreement by the Secured Party shall not operate as a release or discharge of any right of the Secured Party against the Debtor arising under this Security Agreement prior to such release and discharge.

XVI. Interpretation

16.1	In this Security Agreement:

16.1.1	the invalidity or unenforceability of the whole or any part of any clause shall not affect the validity or enforceability of any other clause or the remainder of such clause;

16.1.2	the headings have been inserted for reference only and shall not define, limit, alter or enlarge the meaning of any provision of this Security Agreement; and

16.1.3	when the context so requires, the singular shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

XVII. Notice

17.1	Whenever either the Secured Party or the Debtor is required or entitled to notify or direct the other or to make a demand upon or request of the other relating to the Collateral, this Security Agreement or the UCC, such notice, direction, demand or request shall be sufficiently given if given in writing and delivered to the party for whom it is intended at the address of such party herein or as changed pursuant hereto or if sent by prepaid certified or registered mail, addressed to the party for whom it is intended at the address of such party herein set forth or as changed pursuant hereto, provided that such notice shall not be effective until three days after such mailing.

17.2	Either the Secured Party or the Debtor may notify the other in accordance herewith of any change in its principal address to be used for the purposes hereof.

XVIII. Variation

18.1	No modification, variation or amendment of any provision of this Security Agreement shall be made except by written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

XIX. Enurement

19.1	This Security Agreement shall enure to the benefit of the Secured Party and its successors and assigns and shall be binding upon the successors and permitted assigns of the Debtor.

XX. Copy of Agreement and Financing Statement

20.1	The Debtor hereby acknowledges receiving a copy of this Security Agreement.

XXI. Governing Law

21.1	This Security Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

21.2	For the purpose of legal proceedings this Security Agreement shall be deemed to have been made in the State of Washington and to be performed there and the courts of the State of Washington shall have jurisdiction over all disputes which may arise under this Security Agreement and the Debtor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Secured Party from proceeding at its election against the Debtor in the courts of any other state, country or jurisdiction.

XXII. Additional Borrowings; Leases.

22.1	Secured Party agrees that Debtor may (i) borrow additional funds from third parties and grant additional security interest in the Collateral all provided that any such borrowings and collateralizations are junior and subordinate to Secured Party, and (ii) enter into leases of equipment and real or personal property.

XXIII. Cure of Any Applicable Defaults Under Guaranties.

23.1	Secured Party agrees that, upon the occurrence of any default under the terms of any guaranty given in connection with the Note and this Security Agreement, Secured Party shall give Debtor written notice of any such default and a thirty (30) day period to cure any such default thereunder, including the right to replace such guaranty or pay down the indebtedness evidenced by the Note and this Security Agreement by the amount of any such guaranty and, concurrently with such pay down, the maximum permitted outstanding balance under the Note shall correspondingly be reduced. Upon the death of a guarantor under guaranty given in connection with the Note and this Security Agreement, Debtor shall give Secured Party written notice of such death and Debtor shall replace such guaranty with a substituted guaranty subject to Secured Party’s reasonable approval or pay down the indebtedness evidenced by the Note and this Security Agreement by the amount of any such guaranty within thirty (30) days of such notice and, concurrently with such pay down, the maximum permitted outstanding balance under the Note shall correspondingly be reduced.

In Witness Whereof the Debtor has executed this Security Agreement as of the day and year first above written.

TULLY’S COFFEE CORPORATION, a Washington corporation

By:	/s/ John K. Buller
Name:	John K. Buller
Title:	President and CEO

Schedule A

Permitted Senior Encumbrances

“Permitted Senior Encumbrances” means (i) the types of Liens described in clauses (a) through (j) of paragraph 1 below and (ii) the specific Liens identified by UCC financing statement filing number in paragraph 2 below.

1. Types of Liens constituting Permitted Senior Encumbrances:

(a) liens for taxes, assessments or governmental charges or claims payment of which is not, at the time, required by Section 4.1.7(b);

(b) statutory liens of landlords and liens of carriers, warehousemen mechanics and materialmen and other liens imposed by law (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(d) any attachment or judgment Lien not constituting an Event of Default under subsection 9.1(i);

(e) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Debtor;

(f) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Debtor;

(g) any (i) interest or title of a lessor or sublessor under any capital lease or any operating lease not prohibited by this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

(h) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(j) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors, utilities and other service providers.

2. Specific Permitted Senior Encumbrances:

#	Secured Party(ies)	State	Filing No(s)	Filing Date	Collateral
1.	Pioneer Leasing, Inc. PO Box 646 Vancouver, WA 98666	California	20057026638370	05/11/05	336 Taylor Machine S/N K4114838

2.	UCC Ueshima Coffee Company Ltd. 7-7, Minatojima Nakamachi 7-Chome Kobe, JAPAN 650-8577	Washington	2001-101-0027 2005-286-1246-8	04/11/01 10/13/05	See Attached Schedule A-1 (copy of 2d UCC-1; two filings appear substantively identical)

			2001-102-0089 2005-286-1260-4	04/12/01 10/13/05

3.	Fres-co System USA, Inc. 3005 State Road Telford, PA 18969	Washington	2002-326-0436-0	11/21/02	One (1) GL-14M Corner Seal (TM) Machine, SN2816

4.	General Electric Capital Corporation 3000 Lakeside Drive Suite 200N Bannockburn, IL 60015	Washington	2003-135-1637-7	05/13/03	7 new taylor model #336 stand up ice cream machines

5.	American Express Business Finance 600 Travis Street Suite 1300 Houston, TX 77002	Washington	2003-150-6270-4	05/29/03	Equipment, personal property and other property covered by agreement no. C#765845/ A#817064

6.	Farnam Street Financial, Inc. 240 Pondview Plaza 5850 Opus Parkway Minnetonka, MN 55343	Washington	2005-080-3115-9	03/18/05	Lease agreement #TU102604

7.	Pinnacle Capital, LLC 5407 12th Street E. Suite A Tacoma, WA 98424	Washington	2005-090-6097-4	03/31/05	All equipment and general intangibles covered by

8.	Unisource Worldwide 20213 89th Avenue S. Kent, WA 98031	Washington	2005-136-9280-2	05/16/05	equipment lease/finance number 3001994 1 Belcore 505-55N1110 serial number #505-041649

9.	Pinnacle Capital, LLC 5407 12th Street E. Suite A Tacoma, WA 98424 US Bancorp Manifest Funding Services 1450 Channel Parkway Marshall, MN 56258	Washington	2005-138-0081-8	05/18/05	All equipment and general intangibles covered by equipment lease/finance number 3001870

10.	Northrim Funding Services, a division of Northrim Bank 170 120th Avenue NE Suite 202 Bellevue, WA 98005	Washington	2005-174-9948-3	06/23/05	See Attached, Schedule A-2

11.	NMHG Financial Services, Inc. 10 Riverview Drive Danbury, CT 06810	Washington	2006-076-3136-6	03/17/06	All equipment now or hereafter leased by Lessor to Lessee

[Remaining schedules intentionally left blank]